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              CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated November 27, 1995, in this Registration Statement (Form N-1A No. 811-08806) of Alliance Developing Markets Fund, Inc.

                                  /s/ Ernst & Young LLP

                                  Ernst & Young LLP

New York, New York
November 27, 1995


































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